Depositary’s Notice of
Shareholders’ Meeting of
KongZhong Corporation

ADSs:	American Depositary Shares evidenced by American Depositary Receipts (“ADRs”).

ADS CUSIP No.:	50047P104.

ADS Record Date:	August 1, 2005.

Meeting Specifics:	2005 Annual General Meeting of Shareholders -September 6, 2005 at 2:00 P.M. (local time) at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China.

Meeting Agenda:	Please refer to the Company’s Notice of Meeting enclosed.

ADS Voting Instructions Deadline:	On or before 10:00 A.M. (New York City time) on August 30, 2005.

Deposited Securities:	Ordinary shares, par value U.S. $0.0000005 per share, of KongZhong Corporation, a company incorporated and existing under the laws of the Cayman Islands, and its successors (the “Company”).

ADS Ratio:	40 Ordinary shares to 1 ADS.

Depositary:	Citibank, N.A.

Custodian of Deposited Securities:	Citibank, N.A. — Hong Kong Office.

Deposit Agreement:	Deposit Agreement, dated as of July 14, 2004, by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADRs, evidencing ADSs, issued thereunder.
To be counted, your Voting Instructions need to be received by the Depositary prior to 10:00 A.M. (New York City time) on August 30, 2005.
Note that if you do not timely return the Voting Instructions to the
Depositary, the Deposited Securities represented by your ADSs may nevertheless be voted upon the terms set forth in the Deposit Agreement.

     The Company has announced that an Annual General Meeting of Shareholders (the “Meeting”) will be held at the date, time and location identified above. A copy of the Notice of Meeting from the Company which includes the agenda for such Meeting is enclosed.*
     Holders of ADRs wishing to give voting instructions to the Depositary must sign, complete and return the enclosed Voting Instructions prior to the ADS Voting Instructions Deadline in the enclosed pre-addressed envelope.
     Upon timely receipt of signed and completed Voting Instructions from a Holder of ADRs, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Deposited Securities to cause the Custodian to vote (or to cause to be voted by means of the appointment of a proxy or otherwise) the Deposited Securities in respect of which Voting Instructions have been received in accordance with the instructions contained therein.
     Please note that pursuant to Section 4.10, of the Deposit Agreement, under the Memorandum of Association and Articles of Association of the Company (as in effect on the date hereof), a poll may be demanded by the Chairman or any other member present in person or by proxy holding at least 10% in nominal value of the total issued shares giving the right to attend and vote at a meeting.
     Please further note that, as set forth in Section 4.10 of the Deposit Agreement, in the event voting takes place by show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received from a majority of holders of ADSs who provided voting instructions. In the event of voting by poll, Deposited Securities for which no timely voting instructions have been received will not be voted (but all Deposited Securities will be represented at the meeting for quorum purposes if any timely voting instructions have been received from Holders).
     Please also note that, in accordance with and subject to the terms of Section 4.10 of the Deposit Agreement, if the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. The Depositary shall, if so requested in writing by the Company, represent all Deposited Securities for the sole purpose of establishing a quorum at a meeting of shareholders.
     Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.
     The information contained herein with respect to the Meeting has been provided by the Company. Citibank, N.A. is forwarding this information to you solely as Depositary and in accordance with the terms of the Deposit Agreement and disclaims any responsibility with respect to the accuracy of such information. Citibank, N.A. does not, and should not be deemed to, express any opinion with respect to the proposals to be considered at the Meeting. The rights and obligations of Holders and Beneficial Owners of ADSs, the Company

*	As set forth in Section 4.10 of the Deposit Agreement, Holders of record of ADRs as of the close of business on the ADS Record Date, will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Memorandum of Association and Articles of Association of the Company, and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holders’ ADSs.

and the Depositary are set forth in its entirety in the Deposit Agreement and summarized in the ADRs. If you wish to receive a copy of the Deposit Agreement, please contact the Depositary at the number set forth below.
     If you have any questions about the way in which Voting Instructions may be delivered to the Depositary, please contact Citibank, N.A. — ADR Shareholder Services at 1-877-CITI-ADR (1-877-248-4237).

Citibank, N.A., as Depositary

POWER OF ATTORNEY
Citibank, N.A. solely as depositary (the “Depositary”) under the Deposit Agreement, dated as of July 14, 2004 (the “Deposit Agreement”), by and among KongZhong Corporation (the “Company”), the Depositary and all Holders and Beneficial Owners, from time to time, of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) issued thereunder, hereby appoints ______ as its proxy and attorney to vote at his or her discretion ______ Ordinary shares, par value U.S. $0.0000005 each, of the Company represented by ADSs evidenced by ADRs for which no voting instructions have been received, on behalf of the holders of ADSs, with respect to all agenda items except for those items for which the vote is on a show of hands at the 2005 Annual General Meeting of Shareholders — September 6, 2005 at 2:00 P.M. (local time) at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China, (the “Meeting”).
This Power of Attorney shall automatically expire at the end of the aforementioned Meeting.

Citibank, N.A.
solely as Depositary

By:

Name:
Title: Vice President
Date:                     , 2005

Special Resolutions
1.	Approval to Amend the Articles of Association to allow for Shareholder Voting by a show of hands, as set forth in the Company’s Notice of Meeting enclosed herewith.

2.	Approval to Amend the Articles of Association to create a Staggered Board, as set forth in the Company’s Notice of Meeting enclosed herewith.

3.	Approval to Amend the Articles of Association to end directors’ terms due to conflict of interest, as set forth in the Company’s Notice of Meeting enclosed herewith.

4.	Approval to Amend the Articles of Association to authorize share repurchases, as set forth in the Company’s Notice of Meeting enclosed herewith.
Ordinary Resolutions
5.	Approval to re-elect the following directors (on the condition that Resolution No. 2 has been approved), as set forth in the Company’s Notice of Meeting enclosed herewith.
(a)	Hanhui Sun be and hereby is re-elected as a director for a one-year term.

(b)	Yunfan Zhou be and hereby is re-elected as a director for a two-year term.

(c)	Yongqiang Qian be and hereby is re-elected as a director for a two-year term.

(d)	Nick Yang be and hereby is re-elected as a director for a three-year term.

(e)	Charlie Y. Shi be and hereby is re-elected as a director for a three-year term.
6.	Approval to increase the Number of Shares that may be issued under the Equity Option Plan, as set forth in the Company’s Notice of Meeting enclosed herewith.

7.	Approval to reappoint our independent auditors, as set forth in the Company’s Notice of Meeting enclosed herewith.

DETACH HERE	000001

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

KongZhong Corporation

	For	Against	Abstain		For	Against	Abstain
Resolution 1	☐	☐	☐	Resolution 4	☐	☐	☐
Resolution 2	☐	☐	☐	Resolution 5(a)	☐	☐	☐
Resolution 3	☐	☐	☐	Resolution 5(b)	☐	☐	☐

ADR Holder(s)
sign here:	Date:

	For	Against	Abstain
Resolution 5(c)	☐	☐	☐
Resolution 5(d)	☐	☐	☐
Resolution 5(e)	☐	☐	☐
Resolution 6	☐	☐	☐
Resolution 7	☐	☐	☐

If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked below as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked issue (unless otherwise specified in the notice distributed to holders).
Please be sure to sign and date this Voting Instruction Card.
Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full corporate name by a duly authorized officer with full title as such.

DETACH HERE	000002
The Voting Instructions must be signed, completed and received at the indicated address prior to
10:00 A.M. (New York City time) on August 30, 2005 for action to be taken.

2005 VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES
KongZhong Corporation (the “Company”)

ADS CUSIP No.:	50047P104.
ADS Record Date:	August 1, 2005.
Meeting Specifics:	Annual General Meeting of Shareholders — September 6, 2005 at 2:00 P.M. (local time) at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China.
Meeting Agenda:	Please refer to the Company’s Notice of Meeting enclosed herewith.
Depositary:	Citibank, N.A.
Deposit Agreement:	Deposit Agreement, dated as of July 14, 2004.
Deposited Securities:	Ordinary shares, par value U.S. $0.0000005 per share, of the Company.
Custodian(s):	Citibank, N.A. — Hong Kong Office.
The undersigned holder, as of the ADS Record Date, of the American Depositary Receipt(s) issued under the Deposit Agreement and evidencing the American Depositary Shares identified on the reverse side hereof (such American Depositary Shares, the “ADSs”), acknowledges receipt of a copy of the Depositary’s Notice of Shareholders’ Meeting and hereby irrevocably authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.
     Please note that pursuant to Section 4.10, of the Deposit Agreement, under the Memorandum of Association and Articles of Association of the Company (as in effect on the date hereof), a poll may be demanded by the Chairman or any other member present in person or by proxy holding at least 10% in nominal value of the total issued shares giving the right to attend and vote at a meeting.
     Please further note that, as set forth in Section 4.10 of the Deposit Agreement, in the event voting takes place by show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities in accordance with the voting instructions received from a majority of holders of ADSs who provided voting instructions. In the event of voting by poll, Deposited Securities for which no timely voting instructions have been received will not be voted (but all Deposited Securities will be represented at the meeting for quorum purposes if any timely voting instructions have been received from Holders).
     Please also note that, in accordance with and subject to the terms of Section 4.10 of the Deposit Agreement, if the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. The Depositary shall, if so requested in writing by the Company, represent all Deposited Securities for the sole purpose of establishing a quorum at a meeting of shareholders.
     Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.
Please indicate on the reverse side hereof how the Deposited Securities are to be voted.
The Voting Instructions must be marked, signed and returned on time in order to be counted.
By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the Voting Instructions contained herein.